UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009
MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)
(604) 684-1099
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
On September 9, 2009, Mercer International Inc. (the “Company”) amended its exchange offer for any and all of its outstanding 8.5% Convertible Senior Subordinated Notes due October 2010 (the “Old Notes”) previously commenced on July 13, 2009 and extended on August 11 and 25, 2009 (the “Amended Exchange Offer”), to increase the total consideration being offered to holders of the Old Notes.
Under the terms of the Amended Exchange Offer, Mercer is now offering to exchange each $1,000 principal amount of Old Notes for: (i) $1,000 in principal amount of Mercer’s new 8.5% Convertible Senior Subordinated Notes due October 2011 (the “New Notes”); plus (ii) a premium of 17 shares of Mercer common stock (“Common Stock”); plus (iii) a premium of 15 warrants to purchase one share of Common Stock per warrant (the “Warrants”); and (iv) accrued and unpaid interest on the Old Notes to, but excluding, the settlement date of the Amended Exchange Offer (the “Interest”).
The Amended Exchange Offer will expire at 5:00 p.m., New York City time, on September 23, 2009 (the “Expiration Date”), unless extended or earlier terminated by the Company. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The terms and conditions of the Amended Exchange Offer are described in the Amended and Restated Offering Circular and related Amended and Restated Letter of Transmittal, each dated September 9, 2009.
A copy of the Company’s press release announcing the Exchange Offer is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated September 9, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: September 9, 2009

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 9, 2009